Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On December 12, 2016, Inphi Corporation (the Company) completed the acquisition of ClariPhy Communications Inc. (ClariPhy).

The following unaudited pro forma condensed combined financial statements are based on the historical consolidated financial statements of the Company and historical financial statements of ClariPhy after giving proforma effect to the acquisition and applying the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on September 30, 2016. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2016 and the twelve months ended December 31, 2015 are presented as if the acquisition occurred on January 1, 2015.

Pursuant to the purchase method of accounting, the purchase price paid by the Company in connection with the acquisition has been preliminarily allocated to assets acquired and liabilities assumed based on their respective fair values. The Company’s management has determined the preliminary fair value of the intangible assets and tangible assets acquired and liabilities assumed at the pro forma combined balance sheet date. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed are recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values, the final amounts recorded may differ materially from the information presented. The allocation of purchase consideration is subject to change based on further review of the fair value of the assets acquired and liabilities assumed.

The pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have been realized if the acquisition had been completed on the dates indicated, nor are they indicative of future operating results or financial position.

The unaudited pro forma condensed combined financial statements do not reflect:

•	the costs to integrate the operations of the Company and ClariPhy;

•	any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition; or

•	the costs necessary to achieve any such cost savings, operating synergies and revenue enhancements.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (a) accompanying notes to the unaudited pro forma condensed combined financial statements, (b) the Company’s annual report on Form 10-K for the year ended December 31, 2015 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and other filings with the Securities and Exchange Commission, and (c) ClariPhy Communications, Inc. historical financial statements and notes thereto filed herewith. As of the date of this filing, the Company’s annual report on Form 10-K for the year ended December 31, 2015 has not be retroactively reclassified to present the results of operations of the memory product business, which was sold in August 2016, as discontinued operations.

Inphi Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016

Thousands of dollars except per share amounts	Inphi Corporation Historical	ClariPhy Communications, Inc. Historical (Note 2)	Pro Forma Adjustment (Note 3)		Inphi Corporation Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$448,039	$7,305	$(303,661	)(a)	$151,683
Investments in marketable securities	245,420	568	—		245,988
Accounts receivable, net	41,426	7,106	—		48,532
Inventories	14,786	2,385	11,322	(b)	28,493
Income tax receivable	184	—	—		184
Prepaid expenses and other current assets	18,461	1,340	(100	)(c)	19,701
Total current assets	768,316	18,704	(292,439)		494,581
Property and equipment, net	34,281	4,296	1,539	(d)	40,116
Goodwill	8,440	—	91,838	(e)	100,278
Identifiable intangible assets	56,757	—	235,898	(f)	292,655
Deferred tax charge	1,422	—	—		1,422
Other assets, net	5,851	282	—		6,133
Total assets	$875,067	$23,282	$36,836		$935,185

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,275	$1,796	$—		$14,071
Deferred revenue	3,765	117	(117	)(g)	3,765
Accrued employee expenses	12,390	1,057	—		13,447
Other accrued expenses	7,559	1,372	—		8,931
Note payable	—	3,299	(3,299	)(h)	—
Other current liabilities	5,397	1,091	5,016	(i)	11,504
Total current liabilities	41,386	8,732	1,600		51,718
Convertible debt	390,936	—	—		390,936
Note payable	—	11,341	(11,341	)(h)	—
Other long-term liabilities	3,210	2,609	47,177	(j)	52,996
Total liabilities	435,532	22,682	37,436		495,650

Stockholders’ equity:
Acquired net assets and liabilities	—	600	(600	)(k)	—
Common stock	41	—	—		41
Additional paid-in capital	455,761	—	—		455,761
Accumulated deficit	(17,157)	—	—		(17,157)
Accumulated other comprehensive income	890	—	—		890
Total stockholders’ equity	439,535	600	(600)		439,535
Total liabilities and stockholders’ equity	$875,067	$23,282	$36,836		$935,185

Inphi Corporation and Subsidiaries

Unaudited Pro Forma Combined Statement of Operations

For the Nine Months Ended September 30, 2016

Thousands of dollars except per share amounts	Inphi Corporation Nine Months Ended September 30, 2016 Historical	ClariPhy Communications, Inc. Nine Months Ended September 30, 2016 Historical	Pro Forma Adjustment (Note 3)		Inphi Corporation Pro Forma Combined Nine Months Ended September 30, 2016
Revenue	$185,365	$32,900	—		$218,265
Cost of revenue	58,958	3,816	12,937	(A)	75,711
Gross profit	126,407	29,084	(12,937)		142,554
Operating expenses:
Research and development	77,205	26,419	(439	)(B)	103,185
Sales and marketing	18,282	2,287	6,730	(C)	27,299
General and administrative	14,436	3,177	209	(D)	17,822
Total operating expenses	109,923	31,883	6,500		148,306
Income (loss) from continuing operations	16,484	(2,799)	(19,437)		(5,752)
Other expense	(7,534)	(568)	(886	)(E)	(8,988)
Income (loss) from continuing operations before income taxes	8,950	(3,367)	(20,323)		(14,740)
Provision for income taxes	1,501	167	(466	)(F)	1,202
Net income (loss) from continuing operations	7,449	(3,534)	(19,857)		(15,942)
Discontinued operations:
Gain from sale	78,531	—	—		78,531
Loss from discontinued operations	(3,907)	—	—		(3,907)
Provision for income taxes	(1,750)	—	—		(1,750)
Net income from discontinued operations	72,874	—	—		72,874
Net income attributable to noncontrolling interest	—	157	(157	)(G)	—
Net income (loss)	$80,323	$(3,691)	$(19,700)		$56,932
Earnings per share:
Basic
Net income (loss) from continuing operations	$0.18				$(0.40)
Net income from discontinued operations	1.81				1.81
Basic earnings per share	$1.99				$1.41
Diluted
Net income (loss) from continuing operations	$0.17				$(0.36)
Net income from discontinued operations	1.66				1.65
Diluted earnings per share	$1.83				$1.29
Weighted-average shares used in computing earnings per share:
Basic	40,343,548				40,343,548
Diluted	43,998,821				43,998,821

Inphi Corporation and Subsidiaries

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2015

Thousands of dollars except per share amounts	Inphi Corporation Year Ended December 31, 2015 Historical	ClariPhy Communications, Inc. Year Ended December 31, 2015 Historical	Pro Forma Adjustment (Note 3)		Inphi Corporation Pro Forma Combined Year Ended December 31, 2015
Revenue	$192,710	$35,330	—		$228,040
Cost of revenue	72,694	3,499	28,822	(A)	105,015
Gross profit	120,016	31,831	(28,822)		123,025
Operating expenses:
Research and development	87,774	32,879	(282	)(B)	120,371
Sales and marketing	21,462	2,767	8,974	(C)	33,203
General and administrative	20,322	4,120	278	(D)	24,720
Total operating expenses	129,558	39,766	8,970		178,294
Loss from continuing operations	(9,542)	(7,935)	(37,792)		(55,269)
Other expense	(562)	(69)	(12,107	)(E)	(12,738)
Loss from continuing operations before income taxes	(10,104)	(8,004)	(49,899)		(68,007)
Provision for income taxes	5,857	176	(1,957	)(F)	4,076
Net loss from continuing operations	(15,961)	(8,180)	(47,942)		(72,083)
Discontinued operations:
Income from discontinued operations	4,535	—	—		4,535
Provision for income taxes	(2,125)	—	—		(2,125)
Net income from discontinued operations	2,410	—	—		2,410
Net income attributable to noncontrolling interest	—	180	(180	)(G)	—
Net loss	$(13,551)	$(8,360)	$(47,762)		$(69,673)
Earnings per share:
Basic
Net loss from continuing operations	$(0.41)				$(1.87)
Net income from discontinued operations	0.06				0.06
Basic earnings per share	$(0.35)				$(1.81)
Diluted
Net loss from continuing operations	$(0.41)				$(1.87)
Net income from discontinued operations	0.06				0.06
Diluted earnings per share	$(0.35)				$(1.81)
Weighted-average shares used in computing earnings per share:
Basic	38,580,330				38,580,330
Diluted	38,580,330				38,580,330

Inphi Corporation

Notes to the Unaudited Pro Forma Combined Financial Statements

(All dollar amounts in thousands)

1. General

On December 12, 2016, Inphi Corporation (the Company) completed the acquisition of ClariPhy Communications, Inc. (ClariPhy) for approximately $303,661 million in cash.

The following table summarizes the preliminary estimated fair value of tangible and intangible assets acquired and liabilities assumed as of the date of acquisition:

Cash	$7,417
Receivables	2,552
Inventories	13,774
Other current assets	2,739
Property and equipment	6,163
Identifiable intangible assets	138,558
In-process research and development	97,340
Other noncurrent assets	753
Accounts payable, accrued expenses and other current liabilities	(13,667)
Deferred tax liabilities, noncurrent	(42,958)
Other liabilities	(5,647)
Total identifiable net assets	207,024
Goodwill	96,637
Net assets acquired	$303,661

 Goodwill is calculated as the excess of the consideration transferred over the net assets recognized and is attributable to the work force of ClariPhy, the Company’s going concern value with the opportunity to leverage its work force to develop new technologies and the ability of the Company to grow the business faster and more profitable than was possible by ClariPhy as a stand-alone company. Goodwill is not amortized and is not deductible for tax purposes. The acquisition was structured as stock acquisition for income tax purposes. Therefore, none of the asset step-up or asset recognition required by purchase accounting, including the goodwill described above, is deductible for tax purposes.

The following table summarizes the estimated fair value of intangible assets and their estimated useful lives as of the date of acquisition:

	Estimated Fair Value	Estimated Useful Life (Years)

Developed technology	$66,450	1	-	6
Customer relationships	62,370		7
Trade name	1,390		5
Software	8,348	1	-	3
In-process research and development	97,340		—
	$235,898

Inphi Corporation

Notes to the Unaudited Pro Forma Combined Financial Statements

(All dollar amounts in thousands)

The preliminary estimates of fair value and useful life will likely be different from the final acquisition accounting, and the difference could have a material impact on the accompanying unaudited pro forma condensed financial statements.

2. Reclassification Adjustments

The financial information of ClariPhy in the ‘Historical” column of the unaudited pro forma consolidated financial statements represents the reported balances of ClariPhy reclassified to conform to the presentation in Inphi’s consolidated financial statements as follows:

●	Reclassified “Property under capital lease, net” of $2,725 to “Property and equipment, net.”
●	Reclassified “Deferred tax asset, net” of $98 to “Other assets, net.”
●	Reclassified a portion of “Accrued liabilities” of $1,057 to “Accrued employee expenses.”
●	Reclassified “Obligations under capital lease, current portion” of $819 to “Other current liabilities.”
●	Reclassified “Obligations under capital lease, less current portion” of $1,732 and “Warrant liabilities” of $132 to “Other long-term liabilities.”

3. Preliminary Pro Forma Financial Statement Adjustments

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted as follows:

(a)	Cash – The components of pro forma adjustments reflect the use of cash of $303,661 to purchase ClariPhy.

(b)	Adjustment for step-up in fair value of inventory acquired from ClariPhy.

(c)

Adjustment to eliminate warrant to purchase the 51% of ClariPhy Argentina. As part of the acquisition, ClariPhy US exercised its option to buy the remaining 51% of ClariPhy Argentina, therefore, ClariPhy US owned 100% of Argentina subsidiary immediately prior to closing of the acquisition.

(d)	Adjustment for step-up in fair value of property and equipment acquired from ClariPhy.

(e)	Goodwill associated with ClariPhy acquisition.

(f)	Adjustment for estimated fair value of identifiable intangible assets acquired from ClariPhy.

(g)	Adjustment to eliminate deferred revenue.

(h)	Adjustment to eliminate note payable of ClariPhy. As part of the acquisition, the note payable was paid.

(i)	Adjustment to record intangible asset liability directly attributable to the transaction.

(j)	Adjustment to record the following:

Deferred tax liabilities, noncurrent	$43,845
Intangible asset liability	3,332
$47,177

Adjustment to record deferred taxes as a result of recording the acquired assets and assumed liabilities of ClariPhy at their fair value.

(k)	Adjustment to eliminate acquired net assets and liabilities of ClariPhy.

The Unaudited Pro Forma Condensed Combined Statement of Operations has been adjusted as follows:

(A)	Cost of revenue – The components of this adjustment are as follows:

Inphi Corporation

Notes to the Unaudited Pro Forma Combined Financial Statements

(All tabular dollar amounts in thousands)

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Amortization of intangible assets	$12,937	$17,500
Amortization of step-up in fair value of inventory acquired from ClariPhy	—	11,322
	$12,937	$28,822

(B)	Research and development – The components of this adjustment are as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Adjustment to depreciation expense	$273	$365
Eliminate payment to foundation by Argentina subsidiary	(712)	(647)
	$(439)	$(282)

(C)	Sales and marketing – The component of this adjustment is as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Adjustment to depreciation expense	$48	$64
Amortization of intangible assets	6,682	8,910
	$6,730	$8,974

(D)	General and administrative – The component of this adjustment is as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Amortization of intangible assets	$209	$278

(E)	Other income (expense) – The components of this adjustment are as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Reduction in interest income related to the cash consideration paid	$(1,542)	$(390)
Eliminate warrant expense	100	—
Eliminate interest expense on ClariPhy’s note payable	556	345
Assumed interest expense on debt issued to fund the acquisition	—	(12,062)
	$(886)	$(12,107)

Inphi Corporation

Notes to the Unaudited Pro Forma Combined Financial Statements

(All tabular dollar amounts in thousands)

(F)          Provision for income tax – The component of this adjustment is as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Income tax adjustment	$(466)	$(1,957)

The tax rate of the combined company could be significantly different (either higher or lower) depending on post-acquisition activities, including repatriation decisions, cash needs and the geographical mix of income.

(G)	Net income attributable to noncontrolling interest – The component of this adjustment is as follows:

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015

Eliminate non-controlling interest share	$(157)	$(180)